CIGAR DISPLAY AND MERCHANDISING AGREEMENT
                    -----------------------------------------


         This Cigar Display and Merchandising Agreement (this "Agreement") is entered into as of the 1st day of April, 1997 (the "Effective Date"), between Premium Cigars International, Ltd. ("PCI") and The Southland Corporation ("Southland").

         1. General Program Description. As more fully set forth in this Agreement, PCI shall provide to participating 7-Eleven convenience stores cigar humidor counter displays in connection with the retail sale of PCI cigar products (the "Products") at the stores (the "Program").

         2. Stores.

                  2.01 For purposes of this Agreement, corporate-owned and operated 7-Eleven convenience stores shall be referred to as "Corporate Stores" or "Stores." "Stores" shall not include, except to the extent section 2.02 below applies, any 7-Eleven convenience stores which are or hereafter may be operated by Southland's franchisees or area licensees.

                  2.02 PCI acknowledges that Southland's 7-Eleven franchisees or area licensees are independent contractors who determine the manner and means of operating the 7-Eleven stores pursuant to the respective franchise or license agreement with Southland and arrangements relating thereto and, as such, generally determine the selection of products and services for the stores and the establishment of retail selling prices for such products and services and, therefore, solely determine whether to participate in the Program. The term "Participating Stores" or "Stores" shall include Southland's franchisees or area licensees to the extent each such franchisee or area licensee independently elects to participate in the Program. In such event, all rights, duties and obligations running from PCI to Southland will also run between PCI and each such franchisee or area licensee. Unless otherwise described herein, Corporate Stores and Stores operated by participating franchisees and licensees may collectively at times, be referred to as "Participating Stores."

                  2.03 Southland shall not be responsible for any Program obligation or the breach of any such obligation as it may relate to a Participating Store operated by a franchisee or area licensee. Southland will reasonably cooperate with PCI to communicate the terms and conditions of the Program to franchisees and area licensees. Southland will use its reasonable efforts, to the extent it is permitted, to solicit franchisee and area licensee participation under the Program and will reasonably cooperate with PCI as to issues regarding Program eligibility and participation.

         3. Participation Agreement. PCI requires that each franchisee that independently elects to participate in the Program execute the Participation Form attached to this Agreement as Exhibit A (the "Participation Agreement"). PCI acknowledges that as to an area licensee, A

* Confidential portions omitted and filed separately with the Commission.

separate agreement of participation agreement may be necessary in connection with area licensee participation. Southland shall make available the Program materials and Participation Agreement to its franchisees and shall provide PCI with copies of the executed Participation Agreements as they become available to Southland.

         4. Term of Agreement.

                  4.01 The term of this Agreement shall begin on the Effective Date and shall continue until March 30, 1999. unless otherwise extended or renewed only upon the mutual agreement of the parties (the "Term"). Except as otherwise specified by Section 4.03 below, either party may terminate this Agreement, at any time, without cause, upon sixty (60) days prior written notice to the other party.

                  4.02 Except as otherwise specified by Section 4.3 below, participating Stores operated by franchisees or area licensees may terminate their participation in the Program, at any time, without cause, upon sixty (60) days prior written notice to Southland.

                  4.03 Except as otherwise provided under Section 14 herein, during the first full year of the term of this Agreement: (i) Southland may terminate this Agreement as to all stores only upon thirty (30) days written notice to PCI that PCI has breached PCI's obligations under this Agreement and such breach is not cured by PCI within fifteen (15) calendar days of PCI's receipt of such notice from Southland and (ii) Participating Stores operated by franchisees or area licensees may terminate their participation in the Program only upon thirty (30) days written notice to Southland that PCI has breached PCI's obligations under this Agreement and such breach is not cured by PCI within fifteen (15) calendar days of PC"s receipt from Southland of a copy of such notice from a Participating Store.

         5. Humidor Displays.

                  5.01 PCI shall provide each Participating  Store with either a
* humidor counter display or * humidor counter display in connection with the sale of the Products (the "Display"). The designations specified by this Section
5.01 are for descriptive purposes only and are not exact size specifications for the Displays.

                  5.02 The Display shall be provided to Participating Stores at the sole cost of PCI. Participating Stores shall be responsible for the care and maintenance of the Displays. Any damaged, lost or stolen Displays shall be replaced by PCI, with the cost of such replacement to be charged to the Participating Store. The cost for Display replacement shall be prorated to the Store based upon a * schedule of PCI's cost as set forth in Exhibit B. Replacement of Displays due to manufacturing defects or normal wear and tear shall be made by PCI at no charge or cost to the Participating Store.

* Confidential portions omitted and filed separately with the Commission.

                  5.03 PCI represents that the Displays provided under this Agreement are available to other PCI's customers on a comparable basis and that such Displays are being provided under this Agreement based on PCI's belief that the Displays shall increase the visibility and sales of the Products. PCI further represents that the Displays are provided at PCI's sole cost and expense and without any additional charge or mark-up on PCI Products above PCI's standard wholesale price for such products.

                  5.04 Title and ownership to the Displays provided under this Agreement, including any replacements for lost or stolen Displays, shall remain with PCI. Upon the expiration or termination of this Agreement, Southland and Participating Stores shall cooperate in making available to PCI for return all Displays placed in the Stores. All costs relating to the removal of the Displays from the Stores and the return of Displays to PCI shall be the responsibility of PCI.

         6. Program Display and Merchandising Requirements.

                  6.01 At least one Display shall be placed in a mutually agreed upon location at or near the front or main sales counter at the Store or such other location as may be required by any law or local ordinance. To the extent reasonably possible, such location shall provide customers of the Store with a complete view of the Display.

                  6.02 Products shall only be placed in and sold from the Displays. Only PCI Products may be merchandised in the Displays. PCI and Southland acknowledge that specially packaged Products or other accessory Products available for purchase through PCI may be merchandised outside the Display.

                  6.03 Stores may continue to market and sell tobacco and other cigar and related products not provided by PCI so long as such products are not sold in or from the Displays or other non-PCI humidors.

                  6.04 PCI and Southland shall develop mutually agreed upon sales and merchandising programs in connection with the sale of the Products that will be recommended and presented to the Participating Stores for implementation.

         7. Program Disqualification. Notwithstanding the provisions of Section 4 above, PCI may disqualify a Participating Store if, in PCI's determination, the Store is not in compliance with the Display and merchandising requirements set forth in section 6 of this Agreement. PCI shall provide each such Store with written notice of non-compliance and if such non-compliance is not remedied by the Store within ten (10) days, PCI may permanently disqualify the Store from participation under the Program. In such an event, PCI, at its sole cost, may remove the Displays from the disqualified Store.

* Confidential portions omitted and filed separately with the Commission.

         8. Inspection Rights. Southland and the Participating Stores grant PCI representatives the right to inspect Participating Stores for Program compliance during normal business hours so long as such inspection does not interfere with the operation of the Store.

         9. Ordering.

                  9.01 It is Southland's intent that most Corporate Stores will participate in the Program. Southland also believes that a number of franchisees and area licensees may also be interested in the Program. Notwithstanding, the execution of this Agreement does not in any way obligate Southland or Participating Stores to order or purchase any minimum amount of Products. PCI acknowledges and agrees that Southland is under no obligation of any kind whatsoever to order or purchase any minimum amount of Product for the Stores or to commit to PCI a minimum number of Stores that will participate under the Program.

                  9.02 Product orders received by PCI shall be billed and shipped no later than the end of the business day following the day the order was received by PCI.

                  9.03 Product orders will be shipped to the Stores at PCI's cost by a carrier of PCI's choosing. Product order will be delivered to the Store no later than five (5) business days from the day the order was received by PCI.

                  9.04 Product orders shall be filled at an average rate of not less than ninety percent (90%) of the quantity ordered. Product brands may be substituted by PCI as provided by Section 11, but such substituted brands must be of equal or greater quality and value and at a cost not to exceed the order cost.

                  9.05 If the terms and conditions of Product orders conflict with the terms and conditions of this Agreement, the terms and conditions of this Agreement will control.

         10. EDI Agreement. Contemporaneously with this Agreement, the parties have agreed to enter into an Electronic Data Interchange ("EDI") Agreement covering electronic invoicing, electronic remittance advice and Electronic Funds Transfer ("EFT") payment procedures.

         11. Products. From time to time, PCI shall provide Southland and Participating Stores with a list of available Products including the costs of the Products delivered to the Stores. The initial Product order shall be shipped to the Store along with the Display. Because all of the Products are categorized by PCI into price point groupings, PCI shall have the right to substitute, at no additional charge to Southland or the Participating Stores, a Product in the same or higher price point group for any ordered Products and such Products may not be returned on the basis of such substitution

* Confidential portions omitted and filed separately with the Commission.

         12. Product Payment Terms. Terms for the payment of Products ordered by the Corporate Stores and the Stores operated by participating franchisees shall be payable by Southland on terms of net * days from date of invoice via * EFT. Invoices from Monday through Sunday shall be paid by Southland through EFT to PCI's designated bank account no later than * following the invoice date. EDI invoices for payment will be dated with anticipated date of Product delivery to the stores and will be paid by Southland using this date in accordance with the provisions herein.

         13. Product Price. The Product prices will remain firm during * of the Term. Thereafter, PCI will reduce its Product prices for the stores to the extent PCI reduces its prices to the general trade for the same type of products with such price decrease to be effective immediately upon notice to Southland.

         14.__*__ . During the * of the Term, PCI agrees to use its best efforts to * .

         15. Taxes. PCI shall be responsible for accruing and remitting all taxes relating to the Displays provided under this Agreement and all taxes relating to PCI's performance or the supplying of the Products, (except for the taxes that must legally be collected by the Stores from consumers at the time of Product purchase).

         16. Warranty.

                  16.01 PCI hereby warrants, guarantees and certifies to Southland, and to any subsidiary, division, affiliate, franchisee or license of Southland that at the time of delivery of such Products to Stores and Participating Stores, any and all Products (i) have been, are and will be produced and furnished in compliance with the provisions of the Federal Fair Labor Standards Act; (ii) have been, are and will be produced in compliance with and have not been, are not and will not be, adulterated or misbranded within the meaning of the Federal Food Drug and Cosmetic Act of 1938, as amended, and the regulations promulgated thereunder (the "Act"), or the pure food or drug laws or ordinances of any state or city to which the Products are shipped by PCI, and have not been, are not and will not be articles which may not be introduced into interstate commerce under the Act; (iii) if the Products contain a color additive, said color additive has been, is and will be from a batch certified by the Secretary of Health, Education and Welfare as required by the Act; (iv) have not been, are not and will not be misbranded hazardous substances or banned hazardous substances, and have not been, are not and will not be in a misbranded package within the meaning of that term in the Federal Hazardous Substance Labeling Act or the consumer Product Safety Act; (v) have been, are and will be placed in packages that reflect true net weight, measure, contents and size pursuant to applicable federal and state requirements; (vi) have been, are and will be in compliance with all applicable federal, state and local laws, regulations and other legal requirements, including but not limited to those related to health, safety, labeling, flammability and price discrimination; and
(vii) have been, are and will be good and merchantable and fit for the purposes for which they are sold. PCI will

* Confidential portions omitted and filed separately with the Commission.

not, however, warrant in any way or be liable for any Products that have been damaged, modified or allowed to spoil after delivery by PCI to a Corporate Store, Store or Participating Store.

                  16.02 PCI agrees that it will promptly reimburse Southland for all costs involved in any Product recall or other market withdrawal of the Products attributable to the breach of any representations or warranties contained herein, such costs to include, but not be limited to, the cost of (i) handling and preparing the Products for reshipment to PCI or other designee,
(ii) destroying the Products if necessary, and (iii) replenishing inventory as a result of the Products' removal, return or necessary destruction.

         17. Indemnification. PCI agrees, in addition to any other rights or remedies of Southland and unless the applicable Products have been damaged, modified or allowed to spoil after delivery of such Products by PCI to a Store or Participating Store, to defend, indemnify and hold Southland harmless from any and all losses, damages, liabilities or expenses (including attorneys' fees and court costs) arising out of or resulting from, or in connection with: (i) any allegation or finding of a violation of any patent, trademark, copyright or contractual or other rights of any third parties arising from the purchase, use or sale of the Products; (ii) any allegation or finding of any breach of any warranty, guarantee or certification to Southland; (iii) any allegation or finding of a violation pertaining to, or arising in connection with, the manufacture, production or sale of the Products; or (iv) any complaint, claim or legal action whatsoever, whether foreseen or unforeseen, alleging damages, death, illness, injury or damage to property, resulting from the purchase or use of any of the Products.

         18. Insurance.

                  18.01 PCI agrees to keep in force, at ail times while any of the Products are being offered for sale by PCI, adequate comprehensive general liability insurance endorsed to include both "products" and "contractual" coverage, with a combined single limit of at least * each occurrence for bodily injury or property damage.

                  18.02 PCI agrees to furnish Southland with a certificate from a financially responsible insurance company evidencing that the insurance required hereunder is in force, including a broad form seller's endorsement naming Southland as an additional insured and providing that such coverage may not be terminated, canceled or materially changed without thirty (30) days prior written notice to Southland at its office at 2711 North Haskell Avenue, Dallas, Texas 75204-2906, Attn: Legal Department. PCI shall furnish Southland a copy of such certificate of insurance prior to its first shipment of Products to Southland.

         19. Goodwill. Southland agrees that it neither has, nor will acquire, any vested or proprietary right or interest with respect to the marketing and sale of the Products, and that any such goodwill created or increased during the term of this Agreement shall be considered the property of PCI.

* Confidential portions omitted and filed separately with the Commission.

         20. Effect of Termination or Expiration. In the event or termination or expiration of this Agreement, PCI, at its sole cost, will remove any and all Displays from each Store within sixty (60) days of termination or expiration.

         21. Remedies. All rights and remedies conferred by this Agreement or by law shall be cumulative and in addition to every other right and remedy available. No failure on the part of the injured party to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof unless specifically waived in writing, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

         22. Confidential Information. PCI and Southland will and will use all reasonable efforts to cause their respective employees to hold in confidence all Confidential Information, hereinafter defined, and PCI and Southland will not, and will use all reasonable efforts to ensure that any employees having access to the Confidential information through them will not, disclose the same and will not use except in connection with this Agreement. For purposes hereof, "Confidential Information" means this Agreement, all information of any kind (including, without limitation, sales, pricing, financial and promotional information) obtained directly or indirectly from PCI or Southland, as the case may be, or from any of their respective employees, agent, accountants, counsel or other representatives, relating to either PCI or Southland's business, except information that:

                  1.  constitutes  readily   ascertainable  public  information,
including, without limitation, any information filed with the Securities and Exchange Commission;

                  2. subsequently becomes public information through no fault of the party to whom it was revealed.

                  3. either party obtains from a third party who they have no reason to believe is under any obligation of confidentiality; or

                  4. either party becomes legally obligated to disclose, provided that the other party is afforded an opportunity prior to such disclosure to apply to the court or other appropriate authority for a form of restrictive order preventing disclosure of any such information.

         23. Miscellaneous.

                  23.01 Force Majeure. Except with respect to each party's outstanding payment obligations, neither party to this Agreement shall be required to perform any term, covenant or condition of this Agreement as long as such performance is delayed or prevented by force majeure, which shall mean any acts of God, strike, lockout, material or labor restriction by any governmental authority, civil riot and any other cause not reasonably within the control of such

* Confidential portions omitted and filed separately with the Commission.

party and which by exercise of due diligence such party is unable, wholly or in part to prevent or overcome.

                  23.02 Titles. All headings, titles and subdivisions are for the convenience of the parties and are not to be used in interpreting this Agreement.

                  23.03 Successor and Assigns. All of the terms of this Agreement will be binding upon, and inure to the benefit of, and be enforceable by the parties and their respective successors, assigns; provided, however, neither party can assign their respective interests herein without the written consent of the other, except to a parent, subsidiary or affiliate holding in excess of fifty percent (50%) of the controlling interest of such party.

                  23.04 Texas Law. This Agreement will be construed and in all respects take effect in accordance with the laws of the State of Texas and venue with respect to any judicial proceeding will be Dallas County, Texas.

                  23.05 Notices. Any notice or other instruments required or permitted by the Agreement to be served on or given to a party shall be sufficiently served or given for all purposes (a) when personally delivered to any officer of the party to whom it is addressed, or (b) if sent by (i) certified or registered mail postage prepaid, or (ii) overnight express mail, addressed to the party at the appropriate address set forth below, or at such other address as the party has directed in writing. The effective date of any notice shall be the date of delivery if by personal delivery or date of mailing thereof to the party to whom such notice is addressed.

         2. Addresses. All correspondence shall be addressed as follows:

                           If to Southland:
                           The Southland Corporation
                           2711 N. Haskell Avenue
                           Dallas, Texas 75204
                           Attn: Vice President, Merchandising

                           With a copy given in the manner described above to:

                           The Southland Corporation
                           2711 N. Haskell Avenue
                           Dallas, Texas 75204
                           Attn: General Counsel, Legal Department

* Confidential portions omitted and filed separately with the Commission.

                           If to PCI:

                           Premium Cigars International, Ltd.
                           1129 East Via Linda
                           Suite NO. 100-102
                           Scottsdale, Arizona 85259
                           Attn: Steven A. Lambrecht

                  23.06 Waiver. Neither the failure nor any delay on the part of either party to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or of any other right nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  23.07 Independent Contractor. The parties to this Agreement will be independent contractors under this Agreement and in no event will their relationship be deemed that of employer/employee. It is not the intent of the parties to form any partnership or joint venture, and it is understood that each party will exercise full power and authority, except as specifically provided otherwise in this Agreement, to select the means, method and manner of performing all obligations under this Agreement. PCI and Southland specifically agree that for all purposes hereunder, Southland, its franchisees and area licensees are independent contractors.

                  23.08 Attorney's Fees. Except as otherwise provide in section 17 herein, in the event any legal proceeding is initiated by either party regarding the construction or enforcement of this Agreement, each party will be responsible for its own attorney's fees, costs and expenses incurred in such proceeding.

                  23.09 Costs and Expenses. Each party will be responsible for its own costs and expenses relating to the execution and performance of its respective obligations under this Agreement, except as otherwise stated herein.

                  23.10 Press Release. Neither Southland nor PCI will issue press releases regarding the Program or any terms or conditions of this Agreement without receiving prior written permission from the other party, which permission will not be unreasonably withheld.

                  23.11 Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

                  23.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon; and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof,

* Confidential portions omitted and filed separately with the Commission.

individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  23.13 Entire  Agreement.  This  Agreement  contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified, amended, extended or renewed other than by an agreement in writing and in the case of Southland, executed by a Senior Vice President.

         IN WITNESS WHEREOF, the parties have executed, or caused to be executed, this Agreement as of the day and year written above.

ATTEST:                                    PREMIUM CIGARS INTERNATIONAL, LTD.


By:    /s/ Ron Rice                        By:  /s/  Steven A. Lambrecht
   ------------------                         -------------------------------
       Attorney                            Name:   Steven A. Lambrecht
   ------------------                           -----------------------------
                                           Its:       C.E.O.
                                               ------------------------------

ATTEST:                                    THE SOUTHLAND CORPORATION


By  /s/   Thomas P. Hennen                 By:     /s/  Gary R. Rose
   ------------------                         -------------------------------
   Assistant Secretary                     Name:   Gary R. Rose
   ------------------                           -----------------------------
                                                 Vice President

* Confidential portions omitted and filed separately with the Commission.

                                    EXHIBIT A

                    CIGAR DISPLAY AND MERCHANDISING AGREEMENT
                             PARTICIPATION AGREEMENT
                             -----------------------


1. Premium Cigars International Limited ("PCI") and The Southland Corporation ("Southland") have entered into an agreement (the "Agreement") wherein PCI shall provide to designated 7-Eleven corporate stores humidor counter displays (the "Displays") in connection with the sale of PCI cigar Products (the "Products") at the store (the "Program").

2. You may also wish to participate in the Program. The general Program requirements include: (i) placing the Display at a location that is near the front or main sales counter at the Store unless as otherwise required by law; (ii) merchandising only PCI Products in the Display and selling only such Products from the Display; (iii) implementing mutually agreed upon and reasonable Product sales and marketing programs as presented by PCI and (iv) not selling Products or non-PCI cigars or cigar related items from or in non-PCI humidor units.

3. The Displays are initially provided at PCI's cost and without an additional charge or mark-up on PCI Products above PCI's standard wholesale price for such products. Replacement of damaged, stolen or lost displays are available through PCI at a * prorated cost. There is no ongoing or minimum Product purchase requirement under the Program. The minimum term under the Program is one (1) year. After the first year of the Program, you may terminate your participation in the Program for any reason and at any time, upon sixty (60) days notice to Southland in which case the Display will be removed by PCI. In the event of Program termination, PCI has the right to remove the Display. The Program is more fully described in the Cigar Display and Merchandising Agreement (the "Agreement") a copy of which is available for review through your field consultant or market manager.

4. By executing this Participation Agreement, you hereby agree to the applicable Program terms and conditions contained in the Agreement. You understand that PCI shall solely determine compliance under the Program, and that PCI shall be solely responsible for disqualifying stores from Program participation including your Store In the event of disqualification, the Display may be removed by PCI from the Store.

5. PCI and Southland recognize that franchisees are independent contractors who determine the manner and means of operating their 7-Eleven franchises pursuant to the terms of the franchise agreement and, as such, solely determine whether to participate in the Program.

* Confidential portions omitted and filed separately with the Commission.

IF YOU WISH TO PARTICIPATE IN THE PROGRAM, YOU MUST SIGN IN THE SPACE PROVIDED BELOW AND RETURN THIS FORM TO YOUR FIELD CONSULTANT BY ________________________, 1997.

Franchisee(s)


_______________________________________      7-Eleven Store No._________________
Signature

                                             Store
_______________________________________      Address:___________________________
Full Name (Printed)


Date:__________________________________              ___________________________

The Southland Corporation

_______________________________________
Signature


_______________________________________
Market Manager (Printed Name)


* Confidential portions omitted and filed separately with the Commission.

                                    EXHIBIT B

                        DISPLAY COST/REPLACEMENT SCHEDULE



 ORDER                                 COST PER     INITIAL ORDER    REPLACEMENT
NUMBER    DESCRIPTION   CIGAR COUNT     DISPLAY    PER STORE COST       COST:
------    -----------   -----------     -------    --------------       -----
   *           *             *             *              *               *
   *           *             *             *              *               *


    * [FOOTNOTE OMITTED]